As filed with the Securities and Exchange Commission on May 25, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	25-1724540
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

600 Mayer Street

Bridgeville, PA 15017

412-257-7600

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Paul A. McGrath

Vice President of Administration, General Counsel and Secretary

Universal Stainless & Alloy Products, Inc.

600 Mayer Street

Bridgeville, Pennsylvania 15107

412-257-7600

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Jeffrey W. Acre

K&L Gates LLP

K&L Gates Center

210 Sixth Avenue

Pittsburgh, Pennsylvania 15222-2613

412-355-6500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by the Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒   333-212064

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Debt Securities
Preferred Stock, $0.001 par value per share
Common Stock, $0.001 par value per share
Warrants
Purchase Contracts(3)
Purchase Units(4)
Depositary Shares (5)
Total	$4,500,000		$4,500,000	$560.25

(1)	The registrant previously registered the offering and sale of securities with an aggregate offering price not to exceed $30,000,000 on a Registration Statement on Form S-3 (File No. 333-212064), which was filed by the registrant on June 16, 2016, amended on July 19, 2016 and August 2, 2016 and declared effective on August 9, 2016 (the “Prior Registration Statement”). In accordance with Rule 462(b) under the Securities Act of 1933, as amended, the offering and sale of an additional amount of securities having a proposed maximum aggregate offering price of $4,500,000 is hereby registered, representing no more than 20% of the maximum aggregate offering price of unsold securities under the Prior Registration Statement. In no event will the maximum aggregate offering price of all securities issued pursuant to this Registration Statement and the Prior Registration Statement exceed that registered under such Registration Statements.
(2)	Pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the maximum aggregate offering price and the number of securities being registered has been omitted. Such amount represents the issue price rather than the principal amount of any debt securities issued at an original issue discount.

This Registration Statement shall become effective upon filing with the U.S. Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the Registration Statement on Form S-3 (File No. 333-212064) originally filed with the Commission by the registrant on June 16, 2016, as amended to date (the “Prior Registration Statement”), and is being filed for the sole purpose of registering additional securities of the same classes as were included in the Prior Registration Statement. The contents of the Prior Registration Statement, which was declared effective on August 9, 2016, including each of the documents filed by the Registrant with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto are hereby incorporated by reference.

The registrant hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth in the cover page of this registration statement by wire transfer of such amount to the Commission’s account as soon as practicable (but no later than the close of business on May 29, 2018); (ii) it will not revoke such instruction; and (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee.

EXHIBIT INDEX

Exhibit	Description

5.1	Opinion of K&L Gates LLP.

23.1	Consent of Schneider Downs & Co., Inc.

23.2	Consent of K&L Gates LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Universal Stainless & Alloy Products, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgeville, Commonwealth of Pennsylvania, on the 25th day of May, 2018.

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

By:	/s/ Dennis M. Oates
Name:	Dennis M. Oates
Title:	Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of Universal Stainless & Alloy Products, Inc., a Delaware corporation, do hereby constitute and appoint Dennis M. Oates, Christopher T. Scanlon and Paul A. McGrath, or any of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Dennis M. Oates	Chairman, President and Chief Executive	May 25, 2018
Dennis M. Oates	Officer (Principal Executive Officer)

/s/ Christopher T. Scanlon	Vice President of Finance, Chief Financial	May 25, 2018
Christopher T. Scanlon	Officer and Treasurer (Principal Financial
and Accounting Officer)

/s/ Christopher L. Ayers	Director	May 25, 2018
Christopher L. Ayers

	Director	May 25, 2018
M. David Kornblatt

/s/ Udi Toledano	Director	May 25, 2018
Udi Toledano